January 18, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for AMASYS Corporation (the Company) and under the date of September 27, 2005, we reported on the consolidated financial statements of AMASYS Corporation as of and for the two years ended June 30, 2005 and 2004. On January 17, 2005 our appointment as principal accountants was terminated. We have read AMASYS Corporation's statements included under Item 4.01 of its Form 8-K dated January 18, 2006, and agree with such statements, except that we are not in a position to agree or disagree with AMASYS Corporation's statement that the engagement of Turner Stone & Company,
L.L.P. was approved by the Company's Audit Committee and we are not in a position to agree or disagree with Company's statements in paragraph (b) of item 4.01.

Very truly yours,

/s/ Kaiser Scherer & Schlegel, PLLC

McLean, Virginia